Exhibit 23.2


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------



Board of Directors
SafeScience, Inc.
Boston, Massachusetts


We consent to the use of our audit report dated March 27, 1997, on the consolidated financial statements of IGG International, Inc. (now known as SafeScience, Inc.) as of December 31, 1995 and 1996, for the filing with and attachment to the Form S-1 filed in April 2000, and inclusion in the Company's previously filed Registration Statement File Nos. 333-046764.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


April 28, 2000